EXHIBIT 10.8

                           GREEN MOUNTAIN CAPITAL INC.

                             2006 STOCK OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

Section 1.1 The purpose of this 2006 Stock Option Plan is to provide an incentive to directors, officers, employees, consultants and affiliates of Green Mountain Capital Inc. (the "Corporation") and its subsidiaries, to contribute to the development and prosperity of the Corporation through loyal and dedicated service, by granting stock option incentives to purchase Common Stock of the Corporation.

                                   ARTICLE II

                                   DEFINITIONS

Section 2.1 Definitions. The following capitalized terms shall have the respective meanings indicated:

(a) "Board" shall mean the Board of Directors of the Corporation

(b) "Cause" shall mean any of the following: (i) any act of fraud, misappropriation, self dealing, personal dishonesty or moral turpitude; (ii) willful misconduct; (iii) indictment for a crime that constitutes a felony; (iv) breach by Participant of any of his obligations to the Corporation; (v) if Participant fails or refuses (through habitual neglect or otherwise) to perform material assigned duties; (vi) if Participant engages in conduct that causes material harm or damage to the Corporation, including the Corporation's reputation or standing; (vii) any material violation of Corporation policy or any employment agreement in effect between Participant and the Corporation, that is not cured within ten (10) days after receipt of written notice from the Corporation; or (viii) the Participant's having being adjudicated bankrupt.

(c) "Code" shall mean the Internal Revenue Code of 1986, of the USA, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(d) "Committee" shall mean the compensation committee appointed by the Board in accordance with Section 9.1 of the Plan, or if no such committee has been appointed, the Board.

(e) "Common Stock" shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(f) "Corporation" shall mean Green Mountain Capital Inc., a Nevada corporation.

(g) "Designated Subsidiary" shall mean a Subsidiary that has been designated by the Committee as eligible to participate in the Plan with respect to its Employees.

(h) "Employee" shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder, or any foreign employment regulation) by the Corporation or a Designated Subsidiary on the Corporation's or such Designated Subsidiary's payroll records during the relevant participation period. For an Employee to be eligible to participate in the Plan on the Grant Date, the Employee must be regularly employed on a continued full-time or part-time (20 hours or more per week on a regular schedule) basis by the Corporation and have been in employment for a minimum 3-month period having satisfied their probationary period with the Corporation and/or designated Subsidiary. Casual or Contract workers shall be ineligible to participate in the Plan.

(i) "Grant Date" shall mean the day of grant of an Option to a participant in the plan hereunder.

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(j) "Exercise Price" shall mean the price per share of Common Stock to be paid by the holder of the Option as determined by the Committee on the Grant Date, which shall not be less than 100% of the Fair Market Value on the Grant Date.

(k) "Fair Market Value" shall be the closing price on the Grant Date for the Common Stock as quoted on the Nasdaq or OTC Bulletin Board, or any U.S. national securities exchange on which the Common Stock is listed for trading.

(l) "Option" means an option to purchase that number of Shares of Common Stock as determined by the Committee, in substantially the form attached to the Plan as Exhibit A.

(m) "Option Period" shall mean the period, not to exceed five years from the Grant Date, during which an Option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on the terms set forth in the Option, as determined by the Committee.

(n) "Participant" shall mean a participant in the Plan as described in Article III of the Plan.

(o) "Plan" shall mean this 2006 Stock Option Plan, as amended and in effect from time to time.

(p) "Purchase Date" shall mean the day on which a holder of an Option exercises the Option and pays the Exercise Price

(q) "Securities Act" shall mean the U.S. Securities Act of 1933, as amended

(r) "Stock Option Agreement" shall mean the agreement between the Corporation and the Participant for Options under this plan

(s) "Subsidiary" shall mean any direct or indirect subsidiary of the Corporation, which includes Internet Telecommunications Plc (a United Kingdom corporation)

(t) "Trading Day" shall mean a day on which U.S. national securities exchanges and the NASDAQ System/NASD are open for trading

(u) "Vested" shall mean the period following 12 months from the Grant Date until the end of the Option Period, or such other period as specified by the Committee in the Stock Option Agreement.

                                   ARTICLE III

                                   ELIGIBILITY

Section 3.1 Eligibility. Participants in the Plan shall include eligible Directors and Officers of the Corporation, and Employees of the Corporation and its Subsidiaries as determined by the Committee. The Committee's decision on approving Participants in the Plan shall be final, and the Committee may establish additional administrative rules governing eligibility, based on applicable tax laws of the jurisdiction in which the Participant resides. Nothing herein shall be construed as granting to any Employee any rights of continued employment. The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code Section 414(q). In addition, the Committee may issue awards under the Plan to consultants to the Corporation or affiliates of the Corporation. The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

Section 3.2 Termination of Employment other than for Cause or Death. In the event any Participant terminates employment or affiliation with the Corporation or any of its Designated Subsidiaries for any reason other than for Cause or death prior to the exercise or expiration of an Option, the Participant's rights under the Option for shares of Common Stock fully vested shall continue for a period of sixty (60) days following such termination in accordance with the terms thereof. Options for shares of Common Stock not vested on the date of termination of employment or affiliation with the Corporation shall be cancelled and made null and void.

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Section 3.3 Termination of Employment for reason of Death. In the event of the death of a Participant prior to the expiration of an Option, the rights of the Option shall pass onto the Participant's Estate (their heirs and successors) and continue for a period of twelve (12) months whether or not the shares of Common Stock were fully vested at the time of death.

Section 3.4 Termination of Employment for reason of Cause. In the event any Participant's employment or affiliation with the Corporation or any of its Designated Subsidiaries terminates for reason of Cause, the Participant shall lose all rights to exercise the Option and such Option shall be deemed null and void.

                                   ARTICLE IV

                           SHARES SUBJECT TO THE PLAN

Section 4.1 Maximum Shares. Subject to adjustment as set forth in Article VI, the maximum number of shares of Common Stock which may be issued pursuant to the Plan, shall be 5,000,000 shares of Common Stock, subject to amendment of the Plan by a resolution of the Board to increase the number of shares reserved hereunder.

                                    ARTICLE V

                              EXERCISE OF OPTIONS

Section 5.1 Purchase Period. Each Option shall be exercisable when vested during the Option period for the purchase price specified in the Option. Each Option shall expire in accordance with the terms in this plan, or such other terms set by the Committee, upon the issuance of such Option. The Committee shall, on the Grant Date, determine the date on which the Option becomes exercisable and the date the Option expires, but no Option shall expire later than the fifth anniversary of the Grant Date. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan or upon the exercise of the Option. Upon the exercise of the Option, the Participant shall pay to the Corporation an aggregate consideration equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. The Committee, in its sole discretion, at the time of the issuance of an Option, may provide for a cashless exercise of the Option in accordance with a customary formula for such exercise, but nothing herein shall entitle any Participant to receive the benefit of a cashless exercise of an Option.

Section 5.2 Delivery of Certificates. Upon exercise of the Option and the payment of the Exercise Price for the shares of Common Stock to be purchased, the Corporation shall cause to be issued to the exercising Participant a certificate evidencing the number of shares of Common Stock purchased.

                                   ARTICLE VI

                                RECAPITALIZATION

Section 6.1 Recapitalization. If after the Grant Date, but prior to the purchase of Common Stock under the Option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to Options, the number of shares to be purchased pursuant to an Option, the price per share of Common Stock covered by an Option and the maximum number of shares specified in
Section 4.1 may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board's determinations under this
Section 6.1 shall be conclusive and binding on all parties.

Section 6.2 Except as expressly provided above in this article 6 and 7, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company, and any issue by the Corporation of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option.

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Section 6.3 The grant of the Option to the Participant pursuant to the Agreement shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of the Corporation's capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of the Corporation's business or assets.

Section 6.4 No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or property) or distributions or other rights for which the record date is prior to the date a certificate or certificates is or are issued to the Participant with respect to the Participant's exercise of this Option, except as expressly provided in this
Article VI.

Section 6.5 Any fractional shares of any class of stock or securities resulting from any adjustments provided for in this article 6 shall be disregarded; under no circumstances shall the Corporation (or any other corporation) be required to issue or transfer any fractional shares of any class of stock or securities of the Corporation (or of any other company) as a result of any adjustments provided for in this article 6 or to pay for, or otherwise compensate the holder of the Option for, any such fractional shares not so issued or transferred

                                   ARTICLE VII

               MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS

Section 7.1 In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each outstanding Option shall be assumed or an equivalent Option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, or (2) the Board may, in its sole discretion, establish a date on which all Options not then exercisable shall become exercisable, and a date by which such Options must be exercised on or before the date of consummation of such merger, consolidation or sale.

                                  ARTICLE VIII

                      AMENDMENT OR TERMINATION OF THE PLAN

Section 8.1 The Plan shall continue until 30 June, 2016 unless otherwise terminated in accordance with Section 9.2.

Section 8.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever. Notwithstanding the termination of the Plan, any Options then outstanding shall continue in full force and effect in accordance with their respective terms until the expiration or exercise of such Options, as applicable.

                                   ARTICLE IX

                                 ADMINISTRATION

Section 9.1 The Committee administering the plan shall be the Board's compensation committee, or in its absence, the Board or a committee which the Board shall appoint consisting of at least two members who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any award granted hereunder.

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                                    ARTICLE X

                    COMMITTEE RULES FOR FOREIGN JURISDICTIONS

Section 10.1 The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

                                   ARTICLE XI

                          SECURITIES LAWS REQUIREMENTS

Section 11.1 Securities Laws Requirements. The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any Option except in compliance with the Securities Act and all applicable provisions of state, federal and applicable foreign law.

Section 11.2 Governmental Approvals. This Plan and the Corporation's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

                                   ARTICLE XII

                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

If required by applicable United States securities laws, the Corporation agrees to file a Registration Statement with the Securities and Exchange Commission covering the shares underlying Options issued pursuant to this Plan prior to the first exercise commencement date. The Corporation shall not register the Options themselves under the Securities Act.

                                  ARTICLE XIII

                        NO ENLARGEMENT OF EMPLOYEE RIGHTS

Section 13.1 No Additional Rights. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

Section 13.2 No Rights as Stockholder. Until such time as a Participant shall have exercised an Option and purchased the shares of Common Stock, such Participant shall not be entitled to any rights as a stockholder of the Corporation and no such rights as a stockholder shall be implied by this Plan or any Options.

                                   ARTICLE XIV

                                  GOVERNING LAW

Section 14.1 This Plan shall be governed by Nevada law, without regard to that State's choice of law rules.